Exhibit 10.15

LOAN SALE AGREEMENT

between

OWL ROCK TECHNOLOGY FINANCE CORP.

as Seller

and

OWL ROCK TECHNOLOGY FINANCING 2020-1

as Purchaser

Dated as of December 16, 2020

Table of Contents

Page

Article I DEFINITIONS	1
Section 1.1 Definitions	1
Section 1.2 Other Terms	3
Section 1.3 Computation of Time Periods	3
Section 1.4 Interpretation	3
Section 1.5 References	4
Article II CONVEYANCES OF Transferred ASSETS	4
Section 2.1 Conveyances	4
Section 2.2 Optional Substitution of Loan Assets; Optional Seller Purchase of Assets	6
Section 2.3 Assignments	6
Section 2.4 Actions Pending Completion of Conveyance	7
Section 2.5 Indemnification	8
Section 2.6 Assignment of Rights and Indemnities	8
Article III CONSIDERATION AND PAYMENT	8
Section 3.1 Purchase Price; Substitution Value	8
Section 3.2 Payment of Purchase Price	9
Article IV REPRESENTATIONS AND WARRANTIES	9
Section 4.1 Seller’s Representations and Warranties	9
Section 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach	12
Article V COVENANTS OF THE SELLER	12
Section 5.1 Covenants of the Seller	12
Article VI MISCELLANEOUS PROVISIONS	13
Section 6.1 Amendments, Etc.	13
Section 6.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial	14
Section 6.3 Notices	15
Section 6.4 Severability of Provisions	15
Section 6.5 Further Assurances	15
Section 6.6 No Waiver; Cumulative Remedies	15
Section 6.7 Counterparts	16

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Table of Contents

(continued)

Page

Section 6.8 NonPetition	16
Section 6.9 Transfer of Seller’s Interest	16
Section 6.10 Binding Effect; ThirdParty Beneficiaries and Assignability	16
Section 6.11 Merger and Integration	16
Section 6.12 Headings	16

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This LOAN SALE AGREEMENT, dated as of December 16, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between OWL ROCK TECHNOLOGY FINANCE CORP., a Maryland corporation, as seller (in such capacity, the “Seller”) and OWL ROCK TECHNOLOGY FINANCING 2020-1, an exempted company incorporated with limited liability under the laws of the Cayman Islands, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, on and after the date hereof, the Seller may, from time to time on each Conveyance Date (as defined below), sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Conveyance Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Loan Assets (as defined below) mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets (as defined below) under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

Article I

DEFINITIONS

Definitions

.   As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Indenture and Security Agreement, dated as of December 16, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), by and among the Purchaser, as Issuer, Owl Rock Technology Financing 2020-1 LLC, as Co-Issuer, and State Street Bank and Trust Company, as trustee (in such capacity, the “Trustee”).

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute, substitute or otherwise convey assets hereunder (each such conveyance being herein called a “Conveyance”).

“Conveyance Date” means the date of a Conveyance, as specified in the applicable Purchase Notice or Notice of Substitution.

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“Excluded Amounts” means, with respect to the Loan Assets, (i) any amount that is attributable to the reimbursement of payment by or on behalf of the Seller of any taxes, fee or other charge imposed by any governmental authority on any Loan Asset, (ii) any interest or fees (including origination, agency, structuring, management or other up‑front fees) that are for the account of the Seller, (iii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, (iv) to the extent paid using amounts other than proceeds of the Loan Assets and proceeds of Loans, as applicable, any amount paid in respect of reimbursement for expenses owed in respect of any Loan Asset pursuant to the related underlying instrument or (v) any amount paid to the Purchaser in error.

“Indorsement” has the meaning specified in Section 8‑102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Loan Asset” means each commercial loan identified on Schedule A hereto, and each commercial loan identified on any Purchase Notice.

“Optional Seller Purchase” has the meaning set forth in Section 2.2(a).

“Optional Seller Purchase Price” has the meaning set forth in Section 3.1 (c).

“Proceeds” has the meaning set forth in Section 4.1(n).

“Purchase Notice” has the meaning set forth in Section 2.1(a).

“Purchase Price” has the meaning set forth in Section 3.1(a).

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Property” means, with respect to any Loan Asset, the property identified in clauses (i) – (iii) below, and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case, excluding the Retained Interest and Excluded Amounts):

i.  all monies due, to become due or paid in respect of such Loan Asset, on and after the date hereof (other than accrued and unpaid interest due with respect to the period prior to the date hereof), including but not limited to all collections on such Loan Asset, and other recoveries thereon, in each case as they arise after the date hereof;

ii.  any liens, security interests, property or assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, including, without limitation, Underlying Documents, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related obligor or its subsidiaries; and

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iii.  all income and proceeds of the foregoing.

“Retained Interest” means, with respect to any Loan Asset, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Seller” has the meaning set forth in the preamble hereto.

“Substitute Loan Asset” has the meaning set forth in Section 2.2(a).

“Substitution” has the meaning set forth in Section 2.2(a).

“Substitution Value” has the meaning set forth in Section 3.1(b).

“Transferred Asset” means each asset, including any Loan Asset and Substitute Loan Asset (including, if any, the Participation thereof), Conveyed by the Seller to the Purchaser hereunder, including with respect to each such asset, all Related Property; provided that the foregoing will exclude the Retained Interest and the Excluded Amounts.

Other Terms

.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

Computation of Time Periods

.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Interpretation

.  In this Agreement, unless a contrary intention appears:

(i)reference to any Person includes such Person’s successors and assigns;

(ii)reference to any gender includes each other gender;

(iii)reference to day or days without further qualification means calendar days;

(iv)unless otherwise stated, reference to any time means New York time;

(v)references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

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(vi)reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii)reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(viii)references to “including” mean “including, without limitation”.

References

.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Article II

CONVEYANCES OF Transferred ASSETS

Conveyances

.

(a)In the event the Purchaser agrees (in accordance with and subject to the requirements of the Indenture) from time to time to acquire one or more Loan Assets and Related Property from the Seller and the Seller agrees to Convey such Loan Assets and Related Property to the Purchaser, the Purchaser shall deliver written notice thereof to the Trustee substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the Conveyance Date and attaching a supplement to Schedule A identifying the Loan Assets proposed to be Conveyed and the Purchase Price with respect to such Conveyance.  On the terms and subject to the conditions set forth in this Agreement and the Indenture, the Seller shall Convey to the Purchaser without recourse, and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Seller on the Schedule A attached to the related Purchase Notice and the Related Property, together with all proceeds of the foregoing.  For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.  Without the need for a Purchase Notice, on the date hereof, the Purchaser agrees to acquire the Loan Assets set forth on Schedule A and the Related Property from the Seller and the Seller agrees to Convey such Loan Assets and Related Property to the Purchaser for the applicable Purchase Prices set forth on Schedule A.

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(b)It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a first priority security interest (subject only to Permitted Liens) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing to secure an obligation of the Seller to pay over and transfer to the Purchaser any and all distributions received by the Seller (other than Excluded Amounts) in relation to the Transferred Assets from time to time, whether in cash or in kind, so that the Purchaser will receive all distributions under, proceeds of and benefits of ownership of the Transferred Assets and to secure all other obligations of the Seller hereunder.  If the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(c)The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.  The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.  The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets.  Except with respect to the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(d)In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file‑stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof and to keep such financing statements effective at all times during the term of this Agreement.

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(e)The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder.  Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably necessary or as requested by the Purchaser and mark its records noting the Conveyance to the Purchaser of the Transferred Assets.  The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets.  Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f)Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Loan Assets hereunder, the Purchaser has no rights to or claim of benefit from any Loan Asset (or any interest therein) owned by the Seller.

(g)The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets (other than Excluded Amounts).

Optional Substitution of Loan Assets; Optional Seller Purchase of Assets

.

(a)The Seller may, from time to time in its sole discretion and with the agreement of the Purchaser, substitute for any Collateral Obligation (each, a “Substitution” and such new Collateral Obligation, a “Substitute Loan Asset”) in accordance with and subject to the requirements of the Indenture, including Section 12.3 thereof.

(b)The Seller may, from time to time in its sole discretion and with the agreement of the Purchaser, purchase from the Purchaser any Collateral Obligation or Equity Security in accordance with and subject to the requirements of the Indenture, including Section 12.3 thereof, in which case, the purchase price for such Collateral Obligation or Equity Security shall be a dollar amount at least equal to the Fair Market Value (or such other price required under the Indenture) and, if such asset is a Loan Asset, the Seller shall update Schedule A to remove such asset effective as of the date such asset is conveyed to the Seller.

Assignments

.  The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (a) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may

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purchase Transferred Assets) is assigning such Transferred Asset directly to the Purchaser or (b) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

Actions Pending Completion of Conveyance

.

(a)Pending the receipt of any required consents to, and the effectiveness of, the sale of any Loan Assets from the Seller to the Purchaser on the date hereof in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser a 100% participation in such Loan Asset and its related right, title and interest (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall be without recourse to the Seller (including with regard to collectability), and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics:

(i)the Participation represents an undivided participating interest in 100% of the underlying Loan Asset and its proceeds (including the Proceeds);

(ii)the Seller does not provide any guaranty of payments to the Purchaser or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in Article IV) or credit support;

(iii)the Participation represents a pass through of all of the payments made on the Loan Asset (including the Proceeds) and will last for the same length of time as such Loan Asset except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest of the related Loan Asset from the Seller to the Purchaser; and

(iv)the Seller holds title in such participated Loan Assets for the benefit of the Purchaser and shall exercise the same care in the administration of the participated Loan Assets as it would exercise for loans held for its own account.

(b)Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable after the Conveyance Date cause the Purchaser to become a lender under the underlying instrument with respect to the Seller’s interest in each Transferred Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.

(c)Pending completion of the assignment of the Seller’s interest in each Transferred Asset in accordance with the applicable underlying instruments, to the extent feasible under applicable law, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such Transferred Assets and shall refrain from taking any action with respect to the participated Loan Assets other than as instructed by the Purchaser, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

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Indemnification

.

(a)The Seller hereby agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) or any of such Person’s respective shareholders, officers, employees, agents or Affiliates (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out‑of‑pocket fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party in favor of any Person (including the Seller) other than such Indemnified Party arising out of the fraud, bad faith or willful misconduct on the part of the Seller with respect to this Agreement; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, bad faith or willful misconduct of such Indemnified Party or (ii) the uncollectability of any Loan Asset due to an Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

(b)If the Seller has made any payment pursuant to this Section 2.5 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

Assignment of Rights and Indemnities

.

The Seller acknowledges that, pursuant to the Indenture, the Purchaser shall assign all of its right, title and interest in, to and under this Agreement, including its rights of indemnity granted hereunder, to the Trustee, for the benefit of the Secured Parties. Upon such assignment, (a) the Trustee, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under Section 2.5 and Section 2.6 shall inure to the Trustee, for the benefit of the Secured Parties. The Seller agrees that, upon such assignment, the Trustee, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in Section 2.5 and Section 2.6.

Article III

CONSIDERATION AND PAYMENT

Purchase Price; Substitution Value

.

(a)The purchase price (the “Purchase Price”) for each Loan Asset Conveyed by the Seller to the Purchaser on each Conveyance Date shall be a dollar amount at least equal to the Fair Market Value of such Loan Asset Conveyed as of such date.

(b)The substitution value (the “Substitution Value”) for each Substitute Loan Asset Conveyed from the Seller to the Purchaser on each Conveyance Date shall be a dollar amount

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at least equal to the Fair Market Value (or such greater price as may be required under the Indenture).

Payment of Purchase Price

. The Purchase Price, along with any fees from origination of the applicable Loan Asset, for the Transferred Assets Conveyed from the Seller to the Purchaser shall be paid on the related Conveyance Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser in respect of the preferred shares of the Purchaser held by the Seller (a “Contribution”).  The applicable Purchase Notice shall specify the portions of the Purchase Price to be paid in cash and as a contribution; provided that, on the Closing Date, the portions of the Purchase Price to be paid in cash and as a contribution will be as set forth on Schedule A.

Article IV

REPRESENTATIONS AND WARRANTIES

Seller’s Representations and Warranties

.  The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Conveyance Date:

(a)Existence, Qualification and Power.  The Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated thereby and (iii) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a material adverse effect on the Purchaser.

(b)Authorization; No Contravention.  The execution, delivery and performance of the Seller and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate (1) any provision of any law or any governmental rule or regulation applicable to it, (2) any of its organizational documents or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties (except where the violation could not reasonably be expected to have a material adverse effect on the Purchaser); (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations (except where the violation could not reasonably be expected to have a material adverse effect on the Purchaser); (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under the Indenture in favor of the Trustee for the benefit of the Secured Parties); or (iv) require any approval of its stockholders, members or partners or any approval or consent of any other Person.

(c)Governmental Authorization; Other Consents.  The execution, delivery and performance by the Seller and the consummation of the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority, except for filings and recordings with

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respect to the Collateral to be made, or otherwise delivered to the Trustee for filing and/or recordation, as of the Closing Date.

(d)No Adverse Proceeding; Title.  There is no litigation, adverse proceeding or investigation pending or threatened against the Seller, before any governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Purchaser.  The Seller is not (A) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Purchaser or (B) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Purchaser.

(e)Good and Marketable Title.  The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Conveyance Date, which Transferred Assets were originated without any fraud or misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the applicable Obligor, and free and clear of any lien (other than the liens in favor of the Trustee for the benefit of the Secured Parties pursuant to the Indenture and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance) and there are no financing statements naming the Seller as debtor and covering the Transferred Assets other than any financing statements in favor of the Trustee for the benefit of the Secured Parties pursuant to the Indenture, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance.

(f)Backup Security Interest.  In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i)this Agreement creates a valid and continuing lien and security interest on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Trustee, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)the Transferred Assets are comprised of interests in instruments, security entitlements, general intangibles, accounts, certificated securities, uncertificated securities, securities accounts, deposit accounts, supporting obligations, insurance,  investment property and proceeds (each as defined in the UCC) and such other categories of collateral under the UCC as to which the Seller has complied with its obligations as set forth herein;

(iii)the Seller has received all consents and approvals required by the terms of any Loan Asset to the sale and granting of a security interest in the Loan Assets

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hereunder to the Purchaser and the Trustee, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland;

(iv)none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Trustee, as assignee on behalf of the Secured Parties; and

(v)with respect to a Transferred Asset that constitutes a “certificated security,” such certificated security has been delivered to the Trustee, or will be delivered to the Trustee, and, if in registered form, has been specially Indorsed to the Trustee or in blank by an effective Indorsement or has been registered in the name of the Trustee upon original issue or registration of transfer by the Seller of such certificated security, in each case, promptly upon receipt; provided that any file‑stamped document, promissory note and certificates relating to any Loan Asset shall be delivered as soon as they are reasonably available; and in the case of an uncertificated security, by (A) causing the Trustee to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(g)Fair Consideration; No Avoidance for Loan Asset Payments.  With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value.  Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under the Bankruptcy Code and the rules and regulations thereunder.

(h)Adequate Capitalization; No Insolvency.  As of such date it is, and after giving effect to any Conveyance it will be, solvent and it is not entering into this Agreement or consummating any transaction contemplated hereby with any intent to hinder, delay or defraud any of its creditors.

(i)True Sale or True Contribution.  Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(j)Notice to Agents and Obligors.  The Seller will direct any agent, administrative agent or obligor for any Loan Asset included in the Transferred Assets to remit all payments and collections with respect to such Loan Asset directly to the relevant Collection Account.

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(k)Proceeds.  The Seller acknowledges that all Collections received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) (the “Proceeds”) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Interest Collection Subaccount or the Principal Collection Subaccount.  The Seller shall promptly remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Conveyance Date.

Reaffirmation of Representations and Warranties by the Seller; Notice of Breach

.  On the Closing Date and on each Conveyance Date, the Seller, by accepting the proceeds of the related Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date).  The representations and warranties set forth in Section 4.1 shall survive (a) the Conveyance of the Transferred Assets to the Purchaser, (b) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (c) the termination of the rights and obligations of the Purchaser under the Indenture.  Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Trustee.

Article V

COVENANTS OF THE SELLER

Covenants of the Seller

.  The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a)Deposit of Collections.  The Seller shall transfer, or cause to be transferred, all Collections (if any) it receives in respect of the Loan Assets (other than Excluded Amounts) to the Trustee promptly following the date such Collections are received by the Seller.

(b)Books and Records.  The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c)Accounting of Purchases.  Other than for consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” of the Seller and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d)Liens.  The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the

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Trustee for the benefit of the Secured Parties pursuant to the Indenture, Permitted Liens and any lien that will be released prior to or contemporaneously with the applicable Conveyance).  For the avoidance of doubt, this Section 5.1(d) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(e)Change of Name, Etc.  The Seller shall not change its name, or name under which it does business, in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Trustee on behalf of the Seller or Purchaser) or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements and, in the case of a change in jurisdiction, new financing statements.  The Seller shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its material rights and its material privileges, obligations, licenses and franchises for so long as any Participations remain outstanding pursuant to Section 2.4.

(f)Sale Characterization.  The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Assets have been sold or contributed to the Purchaser.

(g)Expenses.  The Seller shall pay its operating expenses and liabilities from its own assets.

(h)Commingling.  The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections of any Loan Asset into the Interest Collection Subaccount or the Principal Collection Subaccount.

(i)SPE Covenant.  The Seller shall not take any action that would cause a violation of Section 7.4 of the Indenture by the Purchaser.

Article VI
MISCELLANEOUS PROVISIONS

Amendments, Etc.

  This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and permitted under the Indenture; provided that the prior written consent of a Majority of the Controlling Class is required with respect to any amendments or modifications that could have a Material Adverse Effect on the Holders of the Notes.  Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

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Governing Law: Submission to Jurisdiction; Waiver of Jury Trial

.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST‑JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF, IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY AND TO THE FULLEST EXTENT IT IS LEGALLY PERMITTED TO DO SO (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.3 AND (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(c)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE PURCHASER/SELLER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING

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(OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.2 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Notices

.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified or registered mail (return receipt requested), by overnight delivery service (with all charges paid), by electronic mail (“e‑mail”) or by hand delivery, to the intended party at the address of such party set forth below:

(a)in the case of the Purchaser, as provided under the Indenture;

(b)in the case of the Seller:

OWL ROCK TECHNOLOGY FINANCE CORP.

399 Park Avenue, Floor 38

New York, NY 10022

Attention: Alan Kirshenbaum

E-mail Address: alan@owlrock.com with a copy to legal@owlrock.com

All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by e-mail, when received.

Severability of Provisions

.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Further Assurances

.  The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Trustee, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Trustee or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

No Waiver; Cumulative Remedies

.  No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Trustee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights,

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remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Counterparts

.  This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e‑mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.  The parties agree that this Agreement may be electronically signed and that such electronic signatures appearing on the Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

Non‑Petition

.  The Seller covenants and agrees that, prior to the date that is one year (or, if longer, any applicable preference period) and one day after the payment in full of all Notes (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.  This Section 6.8 shall survive termination of the Agreement.

Transfer of Seller’s Interest

.  With respect to each transfer of a Transferred Asset on any Conveyance Date, (a) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (b) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset.  The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable underlying instruments.  The Trustee will have possession of the related underlying instrument (including the underlying promissory notes, if any).

Binding Effect; Third‑Party Beneficiaries and Assignability

.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  The Trustee, for the benefit of the Secured Parties, and the Trustee are each intended by the parties hereto to be an express third‑party beneficiary of this Agreement.  Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller without the prior written consent of the Trustee.

Merger and Integration

.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

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Headings

.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Loan Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

OWL ROCK TECHNOLOGY FINANCE CORP.,
as Seller

By:	Name: Title:

OWL ROCK TECHNOLOGY FINANCING 2020-1,
as Purchaser

By:	Name: Title:

[Signature Page to the Loan Sale Agreement]

Schedule A

SCHEDULE OF LOAN ASSETS

[see attached]

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:State Street Bank and Trust Company

as Trustee

1776 Heritage Drive, Mail Code: JAB0250

North Quincy, Massachusetts 02171

Attention: Structured Trust and Analytics

Re:Purchase Notice for Conveyance Date of [       ]  (the “Conveyance Date”)

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(a) of the Loan Sale Agreement, dated as of December 16, 2020 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between Owl Rock Technology Financing 2020-1, as purchaser (the “Purchaser”), and Owl Rock Technology Finance Corp., as seller (the “Seller”).  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(a) of the Sale Agreement, effective as of the Conveyance Date, the Seller hereby Conveys to the Purchaser [as a sale for cash for a Purchase Price of $

] [and] [as a Contribution in the amount of $    ] on the above‑referenced Conveyance Date pursuant to the terms and conditions of the Sale Agreement the Loan Assets listed on Schedule A hereto, together with all Related Property and proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the Seller’s standing wiring instructions.

The Seller certifies that all conditions precedent described in Section 6.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Conveyance Date any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Purchaser and the Trustee.  Except to the extent, if any, that prior to the Conveyance Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct in all material respects at the Conveyance Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the date first written above.

Very truly yours,

OWL ROCK TECHNOLOGY FINANCE CORP.

By:	Name: Title:

Accepted and Agreed

OWL ROCK TECHNOLOGY FINANCING 2020-1

By:	Name: Title: